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                                                                    EXHIBIT 23.7


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 16, 2001 (except for note 13, which is as of March 6, 2001), with respect to the consolidated financial statements and schedule of Teekay Shipping Corporation ("Teekay") and subsidiaries included in the Registration Statement (Form F-4 No. 33-XXXX) and related Prospectus of Teekay for the registration of $250,000,000 of its Senior Notes due 2011.

We also consent to the incorporation by reference therein of our report dated February 16, 2001 (except for note 13 which is as of March 6, 2001), with respect to the consolidated financial statements and schedule of Teekay and its subsidiaries included in its Annual Report (Form 20-F), for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.



Nassau, Bahamas,                                /s/ Ernst & Young
July 11, 2001.                                  Chartered Accountants